Exhibit 99.1

NEWS RELEASE

CONTACT:	Jason Korstange
(952) 745-2755
www.tcfexpress.com

FOR IMMEDIATE RELEASE

TCF FINANCIAL CORPORATION 200 Lake Street East, Wayzata, MN 55391-1693

TCF Reports Third Quarter Earnings and EPS of $.45

THIRD QUARTER HIGHLIGHTS

•                  Diluted earnings per share of 45 cents(1)

•                  Net income of $61.7 million

•                  Return on average assets of 2.06 percent

•                  Return on average common equity of 25.96 percent

•                  Average Power Assets® increased $1.1 billion, or 16 percent, from 2003

•                  Net loan and lease charge-offs were $3.7 million, or .17 percent (annualized) of average loans and leases

•                  Increased checking accounts by 24,096 or 6 percent (annualized), to 1,526,952

•                  Opened nine new branches during the quarter; 246 new branches since January 1998

EARNINGS SUMMARY

($ in thousands, except per-share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2004	2003	Change	2004	2003	Change
Net income	$61,712	$35,964	71.6%	$187,591	$156,382	20.0%
Diluted earnings per common share (1)	.45	.26	73.1	1.36	1.10	23.6

Financial Ratios
Return on average assets	2.06%	1.24%		2.12%	1.76%
Return on average common equity	25.96	15.77		26.56	22.04
Net interest margin	4.56	4.57		4.54	4.49

(1)                        During the third quarter of 2004, TCF announced and completed a two-for-one stock split of its common stock in the form of a 100 percent stock dividend.  As a result of the two-for-one stock split, all prior period share and per share data have been restated.

WAYZATA, MN, October 14, 2004 – TCF Financial Corporation (TCF) (NYSE: TCB) today reported diluted earnings per share of 45 cents for the third quarter of 2004, compared with 26 cents for the same period of 2003.  Net income for the third quarter of 2004 was $61.7 million, compared with $36 million for the same period of 2003.  Net income for the third quarter of 2003 included $24.6 million after-tax, or 18 cents per diluted share, of losses on termination of debt.  For the third quarter of 2004, return on average assets (“ROA”) was 2.06 percent and return on average common equity (“ROE”) was 25.96 percent, compared with 1.24 percent and 15.77 percent, respectively, for the third quarter of 2003.

Chairman’s Statement

“TCF’s earnings in the third quarter (2.06 percent ROA and 25.96 ROE) reflect the growth of our core businesses which generate high quality Power Assets® and low-cost Power Liabilities®,” said William A. Cooper, Chairman and CEO.  “Our focus on growing our core businesses is evidenced by opening new branches, nine during the third quarter, and offering new products like our Premier Checking PlusSM with Miles PlusSM Credit Card, launched during the third quarter.”

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Total Revenue

($ in thousands)	Three Months Ended September 30,
	2004	2003	$ Change	% Change

Net interest income	$124,490	$119,877	$4,613	3.8%
Fees and other revenue:
Fees and service charges	71,353	65,757	5,596	8.5
Card revenue	16,339	12,923	3,416	26.4
ATM revenue	11,474	11,566	(92)	(.8)
Investments and insurance commissions	3,057	3,584	(527)	(14.7)
Total banking fees and other revenue	102,223	93,830	8,393	8.9
Leasing and equipment finance	6,864	10,652	(3,788)	(35.6)
Mortgage banking (1)	4,131	11,304	(7,173)	(63.5)
Other	2,585	2,303	282	12.2
Total fees and other revenue	115,803	118,089	(2,286)	(1.9)
Gains on sales of securities available for sale	3,679	—	3,679	N.M.
Gains (losses) on termination of debt	—	(37,769)	37,769	100.0
Total non-interest income	119,482	80,320	39,162	48.8
Total revenue	$243,972	$200,197	$43,775	21.9

Net interest margin	4.56%	4.57%
Fees and other revenue as a % of total revenue	47.47	58.99
Fees and other revenue as a % of average assets	3.87	4.08

N.M.  Not meaningful

(1)  See “Mortgage Banking” section below for further discussion of mortgage banking revenue.

Net Interest Income

TCF’s net interest income in the third quarter of 2004 was $124.5 million, up $4.6 million, or 4 percent, from the third quarter of 2003 and up $2.1 million, or 2 percent, from the second quarter of 2004.  Net interest margin in the third quarter of 2004 was 4.56 percent, compared with 4.57 percent last year and 4.53 percent in the second quarter of 2004. The increase in net interest income from the third quarter of 2003 primarily reflects growth in Power Assets partially offset by the reductions in residential real estate loans and mortgage-backed securities (“treasury assets”) and mortgage loans held for sale. Average Power Assets increased $1.1 billion over the third quarter of 2003, while treasury assets declined $419.3 million during the same period.  The decrease in average treasury assets reflects management’s decision to delay investing in long-term fixed-rate treasury assets to replace prepayments and sales of such assets during the very low interest rate environment.  The increase in net interest income and net interest margin in the third quarter from the second quarter of 2004 was primarily driven by a $268.6 million increase in average Power Assets coupled with the favorable impact of the increases in short-term interest rates partially offset by the reductions

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in treasury assets and mortgage loans held for sale, the issuance of $75 million of subordinated debt and the impact of placing a leveraged lease on non-accrual.

Interest Rate Risk

TCF has positioned its balance sheet to benefit from a rising interest rate environment.  TCF’s one-year interest rate gap (the difference between interest-earning assets and interest-bearing liabilities repricing or maturing within the next twelve months), assuming no change in interest rates, was a positive $1.1 billion, or 9 percent of total assets, at September 30, 2004, essentially unchanged from June 30, 2004.  The one-year interest rate gap is subject to a number of assumptions and is only one of a number of interest rate risk measurements and is best used as a general measure of the effect on net interest income of rising or falling interest rates.

Non-interest Income

Total non-interest income in the third quarter of 2004 was $119.5 million, up $39.2 million, or 49 percent, from the third quarter of 2003.  The 2003 third quarter non-interest income included $37.8 million of losses on termination of debt.  There were no debt terminations during 2004.  Banking fees and other revenue increased $8.4 million, or 9 percent, as a result of TCF’s expanding branch network and customer base, new products and services, and increased fees.  Included in banking fees and other revenue are card revenues of $16.3 million, up $3.4 million, or 26 percent, from the third quarter of 2003 primarily reflecting a 16 percent increase in off-line sales volume coupled with a 7 percent increase in the average off-line interchange rate.

Leasing and equipment finance revenues were $6.9 million for the third quarter of 2004, compared with $10.7 million for the 2003 third quarter.  The decline in leasing revenues is the result of a decrease in sales-type revenues of $2.9 million and operating lease revenues of $1.1 million.  Leasing and equipment finance revenues may fluctuate from quarter to quarter based on customer driven factors not within the control of TCF.

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During the 2004 third quarter, TCF took advantage of market conditions and sold $216.3 million of mortgage-backed securities and realized gains of $3.7 million.  There were no sales of securities during the third quarter of 2003.

New Branch Expansion

TCF opened nine new branches during the third quarter of 2004, comprised of five traditional branches and four supermarket branches. TCF has now opened 246 new branches since January 1998. TCF plans to open 14 more new branches in the remainder of 2004, consisting of ten traditional branches and four supermarket branches, bringing the total number of new branch openings in 2004 to 32.  In 2005, TCF plans to open 31 new branches, consisting of 24 traditional branches and seven supermarket branches.

(# of branches)	September, 30 2004	September, 30 2003	December 31, 1997

Total Branches
Minnesota	101	96	75
Illinois	194	189	47
Wisconsin	34	34	28
Michigan	58	54	60
Colorado	26	18	7
Indiana	6	5	—
	419	396	217

New Branches*
Traditional	53	34
Supermarket	193	184
Total	246	218
% of Total Branches	59%	55%

*   New branches opened since January 1, 1998.

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Additional information regarding the results of TCF’s new branches opened since January 1, 1998 is summarized as follows:

	At or For the Three Months Ended September 30,
($ in thousands)	2004	2003	Change	% Change

Number of checking accounts	562,496	473,974	88,522	18.7%
Deposits:
Checking	$801,571	$589,035	$212,536	36.1
Savings	415,643	395,134	20,509	5.2
Money market	58,432	69,783	(11,351)	(16.3)
Subtotal	1,275,646	1,053,952	221,694	21.0
Certificates of deposit	140,203	127,478	12,725	10.0
Total deposits	$1,415,849	$1,181,430	$234,419	19.8

Total fees and other revenue	$40,877	$33,517	$7,360	22.0

Power Assets®

TCF’s Power Asset lending operations continue to generate strong growth.  TCF’s consumer loan average balances increased $733.8 million, or 22 percent, and leasing and equipment finance average balances increased $197.2 million, or 18 percent, from the third quarter of 2003.  “The solid growth in our Power Assets continues to be driven by increased consumer and commercial loan originations during the third quarter,” said Cooper.  The growth in leasing and equipment finance was aided by the March 2004 acquisition of VGM Leasing Inc., (“VGM”) a company specializing in home medical equipment financing, which had $128.1 million of average leasing and equipment finance balances for the third quarter of 2004.

	Average Balances for the Three Months Ended September 30,
($ in thousands)	2004	2003	Change	% Change
Loans and leases*:
Consumer	$4,099,569	$3,365,816	$733,753	21.8%
Commercial real estate	2,012,790	1,846,204	166,586	9.0
Commercial business	440,010	452,260	(12,250)	(2.7)
Leasing and equipment finance	1,320,495	1,123,284	197,211	17.6
Power Assets	$7,872,864	$6,787,564	$1,085,300	16.0

*Excludes residential real estate loans and loans held for sale.

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Power Liabilities®

“Our continued emphasis on growing our customer base resulted in an increase of 24,096 checking accounts, or 6 percent (annualized), in the third quarter of 2004 to 1,526,952 accounts despite increased competition in all our markets,” said Cooper.  “Our new Premier Checking PlusSM checking account with the Miles PlusSM credit card rewards program is an example of unique new product offerings focused on attracting new checking account customers.”  Average Power Liabilities totaled $7.8 billion for the third quarter of 2004, with an average interest rate of .53 percent, down 6 basis points from the same period in 2003.  Average checking, savings and money market balances increased $85.2 million from 2003 despite a $227.5 million reduction in average custodial account balances primarily related to the significant decrease in mortgage banking activity.  Certificates of deposit declined from the third quarter of 2003, as other lower-cost funding sources were available to TCF.  However, certificates of deposit increased $31.3 million from June 30, 2004.

	Average Balances and Rates for the Three Months Ended September 30,
($ in thousands)	2004	2003	Change		% Change
Checking	$3,657,340	$3,194,438	$462,902		14.5%
Savings	1,925,674	2,143,100	(217,426)		(10.1)
Money market	738,769	899,071	(160,302)		(17.8)
Subtotal	6,321,783	6,236,609	85,174		1.4
Certificates of deposit	1,458,905	1,644,351	(185,446)		(11.3)
Power Liabilities	$7,780,688	$7,880,960	$(100,272)		(1.3)

Number of checking accounts, period-end	1,526,952	1,423,702	103,250		7.3
Average rate on deposits	.53%	.59%	(6	) bps	N/A

Residential Real Estate Loans and Securities Available for Sale

Average balances of residential real estate loans and securities available for sale (consisting primarily of mortgage-backed securities) totaled $2.6 billion for the third quarter of 2004, a decrease of $419.3 million from the third quarter of 2003.  The decline was the result of the high level of prepayments during the past twelve months coupled with sales of mortgage-backed securities.  At September 30, 2004, the unrealized pre-tax gain on TCF’s securities available for sale portfolio was $2.3 million.

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	Average Balances for the Three Months Ended			Change from
($ in thousands)	September 30, 2004	June 30, 2004	September 30, 2003	June 30, 2004		September 30, 2003
Residential real estate loans	$1,076,619	$1,123,062	$1,344,921	$(46,443)		$(268,302)
Securities available for sale	1,545,768	1,546,694	1,696,800	(926)		(151,032)
Total	$2,622,387	$2,669,756	$3,041,721	$(47,369)		$(419,334)

Yield	5.46%	5.47%	5.61%	(1	) bps	(15	) bps

Non-interest Expense

Non-interest expense totaled $147.9 million for the 2004 third quarter, up $5.5 million, or 4 percent, from $142.4 million for the 2003 third quarter.  Compensation and employee benefits increased $2.4 million, or 3 percent, from the third quarter of 2003, driven by a $1.8 million increase related to new branches opened during the past 12 months and $396 thousand due to the acquisition of VGM.  Occupancy and equipment expenses increased $1.4 million, or 6 percent, from the third quarter of 2003, with $1.2 million relating to costs associated with new branch expansion.  Deposit account losses increased $1.9 million during the third quarter of 2004 compared with 2003.  The increase in deposit account losses is attributed to the growth in the number of checking accounts and related transaction activity.  Other expenses decreased $897 thousand, or 3 percent, to $31.4 million for the third quarter of 2004.  Contributing to the decline in other expenses was a reduction in mortgage banking expenses of $1 million as a result of a decline in mortgage operations.

	Three Months Ended September 30,		Change
($ in thousands)	2004	2003	$	%

Compensation and employee benefits	$78,010	$75,646	$2,364	3.1%
Occupancy and equipment	23,673	22,309	1,364	6.1
Advertising and promotions	7,377	6,536	841	12.9
Deposit account losses	7,465	5,593	1,872	33.5
Other	31,401	32,298	(897)	(2.8)
Total non-interest expense	$147,926	$142,382	$5,544	3.9

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Credit Quality

At September 30, 2004, TCF’s allowance for loan and lease losses totaled $79 million, or .87 percent of loans and leases, compared with $78.7 million, or .97 percent, at September 30, 2003.  The provision for credit losses for the third quarter of 2004 was $2.6 million, compared with $2.7 million for the third quarter of 2003.  Net loan and lease charge-offs were $3.7 million, or .17 percent (annualized) of average loans and leases, in the 2004 third quarter, compared with $1.7 million, or .08 percent (annualized), for the same period of 2003.   Leasing and equipment finance had net charge-offs of $2 million during the 2004 third quarter, compared with net charge-offs of $834 thousand for the 2003 third quarter.  At September 30, 2004, TCF’s over-30-day delinquency rate was .39 percent, down from .44 percent at June 30, 2004.  Non-accrual loans and leases were $46.7 million, or .51 percent of net loans and leases, at September 30, 2004, compared with $36.8 million, or .41 percent, at June 30, 2004.  Total non-performing assets were $69.5 million, or .58 percent of total assets, at September 30, 2004, up from $56.6 million, or .47 percent, at June 30, 2004.

Included in the non-accrual loans and leases and non-performing assets at September 30, 2004, is TCF’s $18.8 million investment in a leveraged lease with Delta Airlines, Inc. (“Delta”).  Delta is current on its payments to TCF and is aggressively working to restructure its operations.  However, if Delta declares bankruptcy, it would likely result in the write-off of the leveraged lease and the acceleration of related income tax obligations.

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	Three Months Ended September 30,				Nine Months Ended September 30,
($ in thousands)	2004		2003		2004		2003
Allowance for loan and lease losses:
Balance at beginning of period	$80,025		$77,696		$76,619		$77,008
Net (charge-offs) recoveries:
Consumer	(1,133)		(685)		(2,426)		(2,187)
Commercial real estate	(526)		(60)		(478)		(42)
Commercial business	(30)		(38)		(87)		(735)
Leasing and equipment finance	(1,999)		(834)		(3,271)		(3,829)
Residential real estate	(5)		(71)		(46)		(44)
Total	(3,693)		(1,688)		(6,308)		(6,837)
Provision for credit losses	2,644		2,658		6,874		8,495
Acquired allowance	—		—		1,791		—
Balance at end of period	$78,976		$78,666		$78,976		$78,666

Key Indicators:
Allowance for loans and leases as a percentage of total loans and leases	.87%		.97%		.87%		.97%

Annualized net charge-offs as a percentage of average loans and leases	.17%		.08%		.10%		.11%

Period-end allowance as a multiple of annualized net charge-offs	5.3	X	11.7	X	9.4	X	8.6	X

Income before income taxes and provision for loan losses as a multiple of net charge-offs	26.0	X	34.3	X	46.1	X	36.4	X

Mortgage Banking

During the third quarter of 2004, TCF announced a restructuring of its mortgage origination businesses and ceased wholesale originations.  The retail originations function will be downsized and integrated with TCF’s consumer lending business by year-end.  During the third quarter of 2004, TCF recorded $1.1 million of expense related to the restructuring.  In late 2004, TCF will cease selling new loan originations to investors and will retain all new loans.  TCF continues to service mortgage loans for investors. TCF’s mortgage banking operations funded $193.1 million in new loans during the third quarter of 2004, down 81 percent from $995.4 million in the third quarter of 2003.

Mortgage banking revenue decreased $7.2 million and was $4.1 million in the third quarter of 2004, compared with $11.3 million for the same 2003 period.  The decrease in mortgage banking revenue was primarily due to an $8.1 million decrease in gains on sales of loans as a result of the significant decrease in

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mortgage refinance activity as well as the above-mentioned restructuring of TCF’s mortgage banking operations.

Income Taxes

TCF’s income tax expense was $31.7 million for the third quarter of 2004, or 33.9 percent of income before income tax expense, compared with $19.2 million, or 34.8 percent, for the comparable 2003 period.  The lower effective income tax rate in the third quarter of 2004 was primarily due to increased investments in affordable housing limited partnerships.

Capital

During the third quarter of 2004, TCF repurchased 908,000 shares of its common stock at an average cost of $29.74 per share.  TCF has 5 million shares remaining in its stock repurchase program authorized by its Board of Directors.  Since 1997, TCF has repurchased 52.7 million shares of its stock, at an average cost of $17.19 per share.

($ in thousands, except per-share data)	At September 30, 2004		At December 31, 2003

Stockholders’ equity	$965,266		$920,858
Stockholders’ equity to total assets	8.05%		8.14%
Book value per common share	$6.96		$6.53

Total risk-based capital	$961,539	11.23%	$841,982	10.73%
Total risk-based capital “well-capitalized” requirement	$856,416	10.00%	$784,562	10.00%
Excess risk-based capital over “well-capitalized” requirement	$105,123	1.23%	$57,420.73%

Website Information

A live webcast of TCF’s conference call to discuss third quarter earnings will be hosted at TCF’s website, www.tcfexpress.com, on October 14, 2004 at 10:00 a.m., CT.  Additionally, the webcast is available for replay at TCF’s website after the conference call.  The website also includes free access to company news releases, TCF’s annual report, quarterly reports, investor presentations and SEC filings.

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TCF is a Wayzata, Minnesota-based national financial holding company with $12 billion in assets.  TCF has 419 banking offices in Minnesota, Illinois, Michigan, Wisconsin, Colorado and Indiana.  Other TCF affiliates provide leasing and equipment finance, mortgage banking, brokerage, and investments and insurance sales.

Forward-looking Information

This earnings release and other reports issued by the Company, including reports filed with the SEC, may contain “forward-looking” statements that deal with future results, plans or performance.  In addition, TCF’s management may make such statements orally to the media, or to securities analysts, investors or others.  Forward-looking statements deal with matters that do not relate strictly to historical facts.  TCF’s future results may differ materially from historical performance and forward-looking statements about TCF’s expected financial results or other plans are subject to a number of risks and uncertainties.  These include but are not limited to possible legislative changes and adverse economic, business and competitive developments such as shrinking interest margins; deposit outflows; ability to increase the number of checking accounts and the possibility that deposit account losses (fraudulent checks, etc.) may increase; reduced demand for financial services and loan and lease products; adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches; changes in accounting policies and guidelines, or monetary, fiscal or tax policies of the federal or state governments; changes in credit and other risks posed by TCF’s loan, lease and investment portfolios, including declines in commercial or residential real estate values or a bankruptcy filing by Delta Airlines, the lessee under a leveraged lease in which TCF holds an equity interest; technological, computer-related or operational difficulties; adverse changes in securities markets; the risk that TCF could be unable to effectively manage the volatility of its mortgage banking business, which could adversely affect earnings; and results of litigation or other significant uncertainties.  Investors should consult TCF’s Annual Report to Shareholders and reports on Forms 10-K, 10-Q and 8-K for additional important information about the Company.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended September 30,
	2004	2003	$ Change	% Change
Interest income:
Loans and leases	$133,295	$126,854	$6,441	5.1%
Securities available for sale	20,414	22,579	(2,165)	(9.6)
Loans held for sale	2,931	5,905	(2,974)	(50.4)
Investments	773	1,144	(371)	(32.4)
Total interest income	157,413	156,482	931.6
Interest expense:
Deposits	10,318	11,816	(1,498)	(12.7)
Borrowings	22,605	24,789	(2,184)	(8.8)
Total interest expense	32,923	36,605	(3,682)	(10.1)
Net interest income	124,490	119,877	4,613	3.8
Provision for credit losses	2,644	2,658	(14)	(.5)
Net interest income after provision for credit losses	121,846	117,219	4,627	3.9
Non-interest income:
Fees and service charges	71,353	65,757	5,596	8.5
Card revenue	16,339	12,923	3,416	26.4
ATM revenue	11,474	11,566	(92)	(.8)
Investments and insurance commissions	3,057	3,584	(527)	(14.7)
Subtotal	102,223	93,830	8,393	8.9
Leasing and equipment finance	6,864	10,652	(3,788)	(35.6)
Mortgage banking	4,131	11,304	(7,173)	(63.5)
Other	2,585	2,303	282	12.2
Fees and other revenue	115,803	118,089	(2,286)	(1.9)
Gains on sales of securities available for sale	3,679	—	3,679	N.M.
Gains (losses) on termination of debt	—	(37,769)	37,769	100.0
Other non-interest income	3,679	(37,769)	41,448	N.M.
Total non-interest income	119,482	80,320	39,162	48.8
Non-interest expense:
Compensation and employee benefits	78,010	75,646	2,364	3.1
Occupancy and equipment	23,673	22,309	1,364	6.1
Advertising and promotions	7,377	6,536	841	12.9
Other	38,866	37,891	975	2.6
Total non-interest expense	147,926	142,382	5,544	3.9
Income before income tax expense	93,402	55,157	38,245	69.3
Income tax expense	31,690	19,193	12,497	65.1
Net income	$61,712	$35,964	$25,748	71.6

Net income per common share:
Basic	$.45	$.26	$.19	73.1
Diluted	$.45	$.26	$.19	73.1

Dividends declared per common share	$.1875	$.1625	$.025	15.4

Average common and common equivalent shares outstanding (in thousands):
Basic	136,184	139,896	(3,712)	(2.7)
Diluted	136,844	140,450	(3,606)	(2.6)

N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Nine Months Ended September 30,
	2004	2003	$ Change	% Change
Interest income:
Loans and leases	$386,709	$388,129	$(1,420)	(.4	) %
Securities available for sale	61,159	83,826	(22,667)	(27.0)
Loans held for sale	9,112	16,919	(7,807)	(46.1)
Investments	2,441	3,726	(1,285)	(34.5)
Total interest income	459,421	492,600	(33,179)	(6.7)
Interest expense:
Deposits	30,331	45,805	(15,474)	(33.8)
Borrowings	63,688	84,742	(21,054)	(24.8)
Total interest expense	94,019	130,547	(36,528)	(28.0)
Net interest income	365,402	362,053	3,349.9
Provision for credit losses	6,874	8,495	(1,621)	(19.1)
Net interest income after provision for credit losses	358,528	353,558	4,970	1.4
Non-interest income:
Fees and service charges	204,128	182,970	21,158	11.6
Card revenue	45,854	40,922	4,932	12.1
ATM revenue	32,609	33,223	(614)	(1.8)
Investments and insurance commissions	9,949	10,864	(915)	(8.4)
Subtotal	292,540	267,979	24,561	9.2
Leasing and equipment finance	29,276	35,716	(6,440)	(18.0)
Mortgage banking	12,376	6,146	6,230	101.4
Other	6,657	6,086	571	9.4
Fees and other revenue	340,849	315,927	24,922	7.9
Gains on sales of securities available for sale	16,396	32,832	(16,436)	(50.1)
Gains (losses) on termination of debt	—	(44,345)	44,345	100.0
Gain on sale of loan servicing	706	—	706	N.M.
Other non-interest income	17,102	(11,513)	28,615	N.M.
Total non-interest income	357,951	304,414	53,537	17.6
Non-interest expense:
Compensation and employee benefits	236,486	226,052	10,434	4.6
Occupancy and equipment	70,560	65,439	5,121	7.8
Advertising and promotions	19,785	19,332	453	2.3
Other	105,707	107,042	(1,335)	(1.2)
Total non-interest expense	432,538	417,865	14,673	3.5
Income before income tax expense	283,941	240,107	43,834	18.3
Income tax expense	96,350	83,725	12,625	15.1
Net income	$187,591	$156,382	$31,209	20.0

Net income per common share:
Basic	$1.37	$1.10	$.27	24.5
Diluted	$1.36	$1.10	$.26	23.6

Dividends declared per common share	$.5625	$.4875	$.075	15.4

Average common and common equivalent shares outstanding (in thousands):
Basic	137,223	141,832	(4,609)	(3.2)
Diluted	137,842	142,348	(4,506)	(3.2)

N.M.  Not meaningful.

–more–

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except per-share data)

(Unaudited)

	At September 30, 2004	At December 31, 2003	At September 30, 2003	% Change from
				December 31, 2003	September 30, 2003

ASSETS

Cash and due from banks	$354,651	$370,054	$389,237	(4.2)%	(8.9)%
Investments	92,177	75,223	75,600	22.5	21.9
Securities available for sale	1,330,708	1,533,288	1,604,282	(13.2)	(17.1)
Loans held for sale	330,647	335,372	429,999	(1.4)	(23.1)
Loans and leases:
Consumer	4,222,025	3,630,341	3,456,167	16.3	22.2
Commercial real estate	2,031,031	1,916,701	1,838,728	6.0	10.5
Commercial business	444,632	427,696	426,694	4.0	4.2
Leasing and equipment finance	1,328,116	1,160,397	1,142,094	14.5	16.3
Subtotal	8,025,804	7,135,135	6,863,683	12.5	16.9
Residential real estate	1,047,079	1,212,643	1,283,640	(13.7)	(18.4)
Total loans and leases	9,072,883	8,347,778	8,147,323	8.7	11.4
Allowance for loan and lease losses	(78,976)	(76,619)	(78,666)	3.1	.4
Net loans and leases	8,993,907	8,271,159	8,068,657	8.7	11.5
Premises and equipment	316,833	282,193	266,597	12.3	18.8
Goodwill	152,599	145,462	145,462	4.9	4.9
Deposit base intangibles	4,660	5,907	6,323	(21.1)	(26.3)
Mortgage servicing rights	51,474	52,036	49,119	(1.1)	4.8
Other assets	370,293	248,321	218,630	49.1	69.4
	$11,997,949	$11,319,015	$11,253,906	6.0	6.6

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Checking	$3,692,132	$3,248,412	$3,229,072	13.7	14.3
Savings	1,924,481	1,905,923	2,000,194	1.0	(3.8)
Money market	707,046	845,291	886,597	(16.4)	(20.3)
Subtotal	6,323,659	5,999,626	6,115,863	5.4	3.4
Certificates of deposit	1,471,164	1,612,123	1,596,740	(8.7)	(7.9)
Total deposits	7,794,823	7,611,749	7,712,603	2.4	1.1
Short-term borrowings	845,499	878,412	900,835	(3.7)	(6.1)
Long-term borrowings	2,057,608	1,536,413	1,342,890	33.9	53.2
Total borrowings	2,903,107	2,414,825	2,243,725	20.2	29.4
Accrued expenses and other liabilities	334,753	371,583	365,610	(9.9)	(8.4)
Total liabilities	11,032,683	10,398,157	10,321,938	6.1	6.9
Stockholders’ equity:
Preferred stock, par value $.01 per share, 30,000,000 shares authorized; none issued or outstanding	—	—	—	—	—
Common stock, par value $.01 per share, 560,000,000 shares authorized; 184,964,602; 185,026,710 and 185,049,274 shares issued	1,850	925	925	100.0	100.0
Additional paid-in capital	517,537	518,878	517,605	(.3)	—
Retained earnings, subject to certain restrictions	1,344,036	1,234,804	1,198,164	8.8	12.2
Accumulated other comprehensive income	1,471	5,652	13,385	(74.0)	(89.0)
Treasury stock at cost, 46,200,454; 44,074,050 and 42,534,332 shares, and other	(899,628)	(839,401)	(798,111)	7.2	12.7
Total stockholders’ equity	965,266	920,858	931,968	4.8	3.6
	$11,997,949	$11,319,015	$11,253,906	6.0	6.6

N.M.  Not meaningful.

–more–

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

Allowance for loan and lease losses:

	At or For the Nine Months Ended September 30, 2004				At or For the Year Ended December 31, 2003
	Allowance	Allowance as a % of Portfolio			Allowance	Allowance as a % of Portfolio
				Net Charge-offs (Recoveries) (1)				Net Charge-offs
			$	%			$	%
Consumer	$9,348.22%			$2,426.08%	$9,084.25%		$3,189.10%
Commercial real estate	24,961	1.23		478.03	25,142	1.31		1,336.07
Commercial business	10,923	2.46		87.03	11,797	2.76		782.18
Leasing and equipment finance	16,841	1.27		3,271.34	13,515	1.16		7,537.69
Unallocated	16,139	n/a	—	n/a	16,139	n/a	—	n/a
Subtotal	78,212	0.97		6,262.11	75,677	1.06		12,844.19
Residential real estate	764.07			46.01	942.08			77.01
Total	$78,976.87		$6,308.10			$76,619.92	$12,921.16

Non-performing assets:

	At September 30, 2004	At June 30, 2004	At December 31, 2003	$ Change from
				June 30, 2004	December 31, 2003

Non-accrual loans and leases:
Consumer	$11,959	$11,718	$12,052	$241	$(93)
Commercial real estate	1,026	6,750	2,490	(5,724)	(1,464)
Commercial business	2,861	3,490	2,931	(629)	(70)
Leasing and equipment finance, net	27,844	10,398	13,241	17,446	14,603
Residential real estate	2,763	3,886	3,993	(1,123)	(1,230)
Total non-accrual loans and leases, net	46,453	36,242	34,707	10,211	11,746
Non-recourse discounted lease rentals	270	514	699	(244)	(429)
Total non-accrual loans and leases, gross	46,723	36,756	35,406	9,967	11,317
Other real estate owned:
Residential real estate	12,028	10,790	20,462	1,238	(8,434)
Commercial real estate	10,717	9,078	12,992	1,639	(2,275)
Total other real estate owned	22,745	19,868	33,454	2,877	(10,709)
Total non-performing assets, gross	$69,468	$56,624	$68,860	$12,844	$608

Total non-performing assets, net	$69,198	$56,110	$68,161	$13,088	$1,037

Delinquency data (2):

	At September 30, 2004		At June 30, 2004		December 31, 2003
	Principal Balances	% of Portfolio	Principal Balances	% of Portfolio	Principal Balances	% of Portfolio
Consumer	$15,256.36%			$15,078.38%	$17,673.49%
Commercial real estate	1,958.10		101.01		58	—
Commercial business	1,282.29		383.09		282.07
Leasing and equipment finance	7,064.54		15,774	1.22	10,619.93
Residential real estate	9,776.94		7,597.70		10,112.84
Total	$35,336.39		$38,933.44			$38,744.47

Potential Problem Loans and Leases (3):

	At September 30, 2004	At June 30, 2004	At December 31, 2003	$ Change from
				June 30, 2004	December 31, 2003
Commercial real estate	$31,397	$28,052	$20,279	$3,345	$11,118
Commercial business	21,607	14,999	12,721	6,608	8,886
Leasing and equipment finance	17,669	32,754	15,094	(15,085)	2,575
	$70,673	$75,805	$48,094	$(5,132)	$22,579

(1)                                 Annualized.

(2)                                 Excludes non-accrual loans and leases.

(3)                                 Consists of loans and leases primarily classified for regulatory purposes as substandard and reflect the distinct possibility, but not probability, that they will become non-performing or that TCF will not be able to collect all amounts due according to the contractual terms of the loan or lease agreement.

–more–

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30,
	2004			2003
	Average Balance	Interest	Yields and Rates (1)	Average Balance	Interest	Yields and Rates (1)

ASSETS

Investments	$94,910	$773	3.25%	$89,182	$1,144	5.10%
Securities available for sale	1,545,768	20,414	5.28	1,696,800	22,579	5.32
Loans held for sale	327,953	2,931	3.56	572,827	5,905	4.09
Loans and leases:
Consumer	4,099,569	62,494	6.06	3,365,816	54,440	6.42
Commercial real estate	2,012,790	27,751	5.49	1,846,204	26,658	5.73
Commercial business	440,010	4,773	4.32	452,260	4,726	4.15
Leasing and equipment finance	1,320,495	22,855	6.92	1,123,284	20,929	7.45
Subtotal	7,872,864	117,873	5.96	6,787,564	106,753	6.25
Residential real estate	1,076,619	15,422	5.72	1,344,921	20,101	5.97
Total loans and leases	8,949,483	133,295	5.93	8,132,485	126,854	6.20

Total interest-earning assets	10,918,114	157,413	5.75	10,491,294	156,482	5.94

Other assets	1,057,444			1,074,046

Total assets	$11,975,558			$11,565,340

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits	$2,367,229			$2,389,237
Interest-bearing deposits:
Checking	1,388,315	1,013.29		1,095,507	218.08
Savings	1,827,470	1,839.40		1,852,794	1,589.34
Money market	738,769	704.38		899,071	891.39
Subtotal	3,954,554	3,556.36		3,847,372	2,698.28
Certificates of deposit	1,458,905	6,762	1.84	1,644,351	9,118	2.20
Total interest-bearing deposits	5,413,459	10,318.76		5,491,723	11,816.86

Total deposits	7,780,688	10,318.53		7,880,960	11,816.59

Borrowings:
Short-term borrowings	824,955	3,057	1.47	673,312	1,931	1.14
Long-term borrowings	2,059,525	19,548	3.84	1,721,151	22,858	5.34
Total borrowings	2,884,480	22,605	3.17	2,394,463	24,789	4.16

Total deposits and borrowings	10,665,168	32,923	1.24	10,275,423	36,605	1.42

Other liabilities	359,488			377,779

Total liabilities	11,024,656			10,653,202

Stockholders’ equity	950,902			912,138

Total liabilities and stockholders’ equity	$11,975,558			$11,565,340

Net interest income and margin		$124,490	4.56%		$119,877	4.57%

(1)  Annualized.

–more–

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2004			2003
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates (1)	Balance	Interest	Rates (1)

ASSETS

Investments	$131,290	$2,441	2.48%	$110,237	$3,726	4.52%
Securities available for sale	1,537,310	61,159	5.30	2,021,036	83,826	5.53
Loans held for sale	357,354	9,112	3.41	532,101	16,919	4.25
Loans and leases:
Consumer	3,903,990	177,209	6.06	3,206,777	159,314	6.64
Commercial real estate	1,980,380	80,972	5.46	1,847,455	82,577	5.98
Commercial business	432,174	13,472	4.16	452,820	14,582	4.31
Leasing and equipment finance	1,267,102	66,333	6.98	1,074,912	61,594	7.64
Subtotal	7,583,646	337,986	5.95	6,581,964	318,067	6.46
Residential real estate	1,130,840	48,723	5.75	1,502,642	70,062	6.22
Total loans and leases	8,714,486	386,709	5.92	8,084,606	388,129	6.41

Total interest-earning assets	10,740,440	459,421	5.71	10,747,980	492,600	6.12

Other assets	1,046,080			1,070,006

Total assets	$11,786,520			$11,817,986

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits	$2,345,709			$2,243,970
Interest-bearing deposits:
Checking	1,301,520	2,120.22		1,048,907	735.09
Savings	1,824,950	5,152.38		1,858,409	7,516.54
Money market	790,128	2,199.37		894,305	3,624.54
Subtotal	3,916,598	9,471.32		3,801,621	11,875.42
Certificates of deposit	1,502,064	20,860	1.86	1,789,377	33,930	2.54
Total interest-bearing deposits	5,418,662	30,331.75		5,590,998	45,805	1.10

Total deposits	7,764,371	30,331.52		7,834,968	45,805.78

Borrowings:
Short-term borrowings	743,754	7,522	1.35	695,008	6,520	1.25
Long-term borrowings	1,963,440	56,166	3.88	1,920,269	78,222	5.49
Total borrowings	2,707,194	63,688	3.18	2,615,277	84,742	4.36

Total deposits and borrowings	10,471,565	94,019	1.21	10,450,245	130,547	1.68

Other liabilities	373,089			421,862

Total liabilities	10,844,654			10,872,107

Stockholders’ equity	941,866			945,879

Total liabilities and stockholders’ equity	$11,786,520			$11,817,986

Net interest income and margin		$365,402	4.54%		$362,053	4.49%

(1)     Annualized.

–more–

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME AND FINANCIAL RATIOS

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended
	Sep. 30, 2004	Jun. 30, 2004	Mar. 31, 2004	Dec. 31, 2003	Sep. 30, 2003
Interest income:
Loans and leases	$133,295	$128,141	$125,273	$125,042	$126,854
Securities available for sale	20,414	20,413	20,332	19,995	22,579
Loans held for sale	2,931	3,340	2,841	3,097	5,905
Investments	773	895	773	785	1,144
Total interest income	157,413	152,789	149,219	148,919	156,482
Interest expense:
Deposits	10,318	9,474	10,539	10,990	11,816
Borrowings	22,605	20,896	20,187	18,837	24,789
Total interest expense	32,923	30,370	30,726	29,827	36,605
Net interest income	124,490	122,419	118,493	119,092	119,877
Provision for credit losses	2,644	3,070	1,160	4,037	2,658
Net interest income after provision for credit losses	121,846	119,349	117,333	115,055	117,219
Non-interest income:
Fees and service charges	71,353	73,116	59,659	64,486	65,757
Card revenue	16,339	16,024	13,491	12,069	12,923
ATM revenue	11,474	11,138	9,997	10,400	11,566
Investments and insurance commissions	3,057	3,430	3,462	3,037	3,584
Subtotal	102,223	103,708	86,609	89,992	93,830
Leasing and equipment finance	6,864	12,245	10,167	15,372	10,652
Mortgage banking	4,131	4,790	3,455	6,573	11,304
Other	2,585	1,844	2,228	2,928	2,303
Fees and other revenue	115,803	122,587	102,459	114,865	118,089
Gains on sales of securities available for sale	3,679	—	12,717	—	—
Gains (losses) on termination of debt	—	—	—	—	(37,769)
Gain on sale of loan servicing	—	706	—	—	—
Other non-interest income	3,679	706	12,717	—	(37,769)
Total non-interest income	119,482	123,293	115,176	114,865	80,320
Non-interest expense:
Compensation and employee benefits	78,010	79,597	78,879	76,752	75,646
Occupancy and equipment	23,673	23,397	23,490	22,984	22,309
Advertising and promotions	7,377	6,498	5,910	6,204	6,536
Other	38,866	34,414	32,427	36,304	37,891
Total non-interest expense	147,926	143,906	140,706	142,244	142,382
Income before income tax expense	93,402	98,736	91,803	87,676	55,157
Income tax expense	31,690	33,518	31,142	28,180	19,193
Net income	$61,712	$65,218	$60,661	$59,496	$35,964

Net income per common share:
Basic	$.45	$.47	$.44	$.43	$.26
Diluted	$.45	$.47	$.44	$.43	$.26

Dividends declared per common share	$.1875	$.1875	$.1875	$.1625	$.1625

Financial Ratios:

Return on average assets(1)	2.06%	2.20%	2.11%	2.13%	1.24%
Return on average common equity(1)	25.96	27.68	25.90	26.18	15.77
Net interest margin(1)	4.56	4.53	4.52	4.68	4.57
Net charge-offs as a percentage of average loans and leases(1)	.17	.10	.02	.30	.08
Average total equity to average assets	7.94	7.95	8.13	8.13	7.89

(1)  Annualized.

–more–

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS AND SUPPLEMENTAL INFORMATION

(In thousands)

(Unaudited)

	Sept. 30, 2004	Jun. 30, 2004	Mar. 31, 2004	Dec. 31, 2003	Sept. 30, 2003

ASSETS

Cash and due from banks	$351,383	$347,551	$326,731	$339,531	$372,777
Investments	94,910	157,591	141,770	75,397	89,182
Securities available for sale	1,545,768	1,546,694	1,519,374	1,505,379	1,696,800
Loans held for sale	327,953	385,193	359,238	359,650	572,827
Loans and leases:
Consumer	4,099,569	3,904,194	3,706,061	3,529,177	3,365,816
Commercial real estate	2,012,790	1,985,498	1,942,494	1,875,215	1,846,204
Commercial business	440,010	428,602	427,824	424,310	452,260
Leasing and equipment finance	1,320,495	1,285,989	1,194,235	1,152,753	1,123,284
Subtotal	7,872,864	7,604,283	7,270,614	6,981,455	6,787,564
Residential real estate	1,076,619	1,123,062	1,193,435	1,256,847	1,344,921
Total loans and leases	8,949,483	8,727,345	8,464,049	8,238,302	8,132,485
Allowance for loan and lease losses	(80,077)	(79,169)	(77,655)	(78,655)	(78,657)
Net loans and leases	8,869,406	8,648,176	8,386,394	8,159,647	8,053,828
Premises and equipment	313,068	297,492	287,322	276,541	262,676
Goodwill	152,599	152,599	146,678	145,462	145,462
Deposit base intangibles	4,865	5,280	5,695	6,111	6,529
Mortgage servicing rights	51,380	50,876	51,432	49,955	45,300
Other assets	264,226	264,826	301,010	263,879	319,959
	$11,975,558	$11,856,278	$11,525,644	$11,181,552	$11,565,340

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Checking	$3,657,340	$3,596,808	$3,329,383	$3,194,672	$3,194,438
Savings	1,925,674	1,982,818	1,923,295	1,931,827	2,143,100
Money market	738,769	799,485	832,695	866,408	899,071
Subtotal	6,321,783	6,379,111	6,085,373	5,992,907	6,236,609
Certificates of deposit	1,458,905	1,467,654	1,580,107	1,607,495	1,644,351
Total deposits	7,780,688	7,846,765	7,665,480	7,600,402	7,880,960
Short-term borrowings	824,955	669,938	735,475	941,460	673,312
Long-term borrowings	2,059,525	2,017,232	1,812,508	1,358,496	1,721,151
Total borrowings	2,884,480	2,687,170	2,547,983	2,299,956	2,394,463
Accrued expenses and other liabilities	359,488	379,965	375,192	372,034	377,779
Total liabilities	11,024,656	10,913,900	10,588,655	10,272,392	10,653,202
Stockholders’ equity:
Common stock	1,206	925	925	925	925
Additional paid-in capital	517,020	516,990	517,203	517,657	517,345
Retained earnings	1,318,461	1,282,080	1,243,968	1,209,630	1,185,987
Accumulated other comprehensive income (loss)	(2,781)	(11,666)	11,784	4,332	(2,174)
Treasury stock at cost and other	(883,004)	(845,951)	(836,891)	(823,384)	(789,945)
	950,902	942,378	936,989	909,160	912,138
	$11,975,558	$11,856,278	$11,525,644	$11,181,552	$11,565,340

Supplemental Information:
Residential real estate loans	$1,076,619	$1,123,062	$1,193,435	$1,256,847	$1,344,921
Securities available for sale	1,545,768	1,546,694	1,519,374	1,505,379	1,696,800
Total residential real estate loans and securities available for sale	$2,622,387	$2,669,756	$2,712,809	$2,762,226	$3,041,721

###